                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------

                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                                ----------------

       Date of Report (Date of earliest event reported) December 11, 1997

                      AEROSPACE CREDITORS LIQUIDATING TRUST
                           (Exact name of registrant)

       New York                      0-21984                  13-7020026
(State of organization)      (Commission File Number)      (I.R.S. Employer
                                                         Identification Number)

            444 Madison Avenue, 7th Floor, New York, New York 10022
             (Address of principal executive offices and zip code)

                                 (212) 317-8292
                         (Registrant's telephone Number)

ITEM 5.  OTHER EVENTS

           On December 11, 1997, pursuant to an application by the Trustees of the Aerospace Creditors Liquidating Trust, the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court") entered an order (the "Final Order") that provides, among other things, for the following: (a) authorizes the establishment of a windup reserve (the "Windup Reserve"); (b) approves the final distribution of cash to CBI Holders on or about December 29, 1997 (the "Final Distribution Date"); (c) approves the appointment of James J. Arnstein, doing business as Arnstein Consulting, as the administrator for the Windup Reserve (the "Administrator"); (d) approves the disposition of the remaining Trust assets; (e) confirms the termination of the Trust as of December 31, 1997; (f) approves the Final Report to CBI Holders dated November 17, 1997; and (g) releases, discharges, and enjoins claims against the Trustees with respect to all claims arising from their duties as Trustees.

           The Pacific Exchange, Inc. has informed the Trust that it will suspend trading of the Units of the Trust on the Pacific Exchange before the opening of business on December 16, 1997. On December 29, 1997, the Trust will make a final cash distribution (the "Final Distribution") in the amount of $3,659,940.84 ($1.11 per Unit) to CBI holders of record as of December 15, 1997. All issued and outstanding Units will be canceled and of no further effect immediately following the Final Distribution. Any cash remaining after the Final Distribution will be deposited into the Windup Reserve, which will be administered by the Administrator. After the payment of the anticipated costs and expenses of the Trust, the Trust estimates that the Windup Reserve will consist of approximately $56,000.

           On the Final Distribution Date, the Trust's transfer agent, Harris Trust and Savings Bank ("Harris Bank"), will cancel all issued and outstanding Units as of such date, and ninety days after the Final Distribution Date, Harris Bank will stop payment on and cancel all checks not cashed as of such date, including those checks returned as undeliverable, and will deliver to the Administrator for the Windup Reserve no later than five (5) business days after such date, all amounts from the Final Distribution represented by such canceled checks.

           The Final Order approved an Administrator Agreement by and between the Trustees and the Administrator and authorized the Administrator, among other things, to establish a non-interest bearing checking account on or before the Final Distribution Date (the "Windup Reserve Account"), to write checks on the Windup Reserve Account, to pay all bills that were due and payable by the Trust prior to the Final Distribution Date, to pay all costs and expenses incurred by the Trust and approved by the Trustees but not yet billed prior to the Final Distribution Date, to pay all bills incurred by the Windup Reserve, to hold the books and records of the Trust until December 31, 2001, and to execute all tax returns, documents and other correspondence on behalf of the Trust after the Final Distribution Date as is necessary in his judgment to perform his duties under the Administrator Agreement. Any amounts remaining in the Windup Reserve Account after four years shall be delivered to The LTV Corporation by the Administrator within ten (10) business days after December 31, 2001.

           Effective upon completion of the Final Distribution, the Trustees, their representatives, consultants, attorneys, advisors and agents (the "Trust Parties") are each released and forever discharged from any further obligations under the Trust Agreement and the Plan, and are released and forever discharged from any and all claims that have been or could have been asserted by any CBI Holder, any creditor of the Trust or any other person or entity, including any governmental unit or entity, against any of the Trust Parties with respect to any act or omission of the Trust Parties. The Final Order also provides that all persons, including governmental entities or units, having or claiming interests of any nature whatsoever against the Trust or the Trust Parties are permanently barred and enjoined from pursuing or commencing any actions or proceedings against any Trust Party or the Administrator based upon any right, claim or interest which any such creditor, claimant, interest holder or other person may have or may have had against the Trust or against its property or assets or against the Trust.

           The Final Order also provides for the Bankruptcy Court to retain jurisdiction to (a) adjudicate all disputes over claims concerning the Trust estate or against any Trustee; (b) issue such orders as may be necessary or appropriate to enforce the terms of the injunction granted by the Final Order terminating the Trust and releasing and discharging the Trustees and each of the Trust's representatives, consultants, attorneys, advisors or agents; and (c) issue such orders as may be necessary or proper in implementing and effectuating the Final Order or the Final Distribution to the CBI Holders, including but not limited to the Administrator Agreement and the Final Distribution Agreement by and between the Trust and Harris Bank.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      AEROSPACE CREDITORS LIQUIDATING TRUST
                                                   (Registrant)

                                      BY: /s/ MARK M. FELDMAN
                                         ------------------------------------
                                          Mark M. Feldman
                                          Trustee

                                      BY: /s/ BRADFORD T. WHITMORE
                                         ------------------------------------
                                          Bradford T. Whitmore
                                          Trustee

                                      BY: /s/ PAUL S. WOLANSKY
                                         ------------------------------------
                                          Paul S. Wolansky
                                          Trustee

Dated:  December 12, 1997